UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 2, 2016

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITVE AGREEMENT
On August 2, 2016, Toll Brothers, Inc. (the "Registrant") entered into Amendment No. 2 (the "Amendment") to that certain Credit Agreement dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Registrant and its wholly-owned subsidiary, First Huntingdon Finance Corp., the designated guarantors party thereto, the lenders party thereto and SunTrust Bank, as administrative agent. The Amendment amends the maturity date of the Credit Agreement from
February 3, 2019 to August 2, 2021.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d). Exhibits
The following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Item

10.1*
Amendment No. 2, dated August 2, 2016, to Credit Agreement dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among First Huntingdon Finance Corp., Toll Brothers, Inc., the designated guarantors party thereto, the lenders party thereto and SunTrust Bank, as Administrative Agent

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	August 4, 2016	By:	Joseph R. Sicree
Joseph R. Sicree Senior Vice President, Chief Accounting Officer